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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors





The Board of Directors
Delcath Systems, Inc.


We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.



                                                      KPMG LLP



New York, New York
September 28, 2000